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                                                                      Exhibit 23



                            [LETTERHEAD OF KPMG, LLP]


                          Independent Auditor's Consent



The Board of Directors
Northwest Bancorp, Inc.:


We consent to incorporation by reference in the Registration Statement Nos. 333-41984 (Form S-8), 333-85118 (Form S-8), and 333-46651 (Form S-8) of
Northwest Bancorp, Inc. of our report dated July 19, 2002, relating to the consolidated statements of financial condition of Northwest Bancorp, Inc. and subsidiaries as of June 30, 2002 and 2001, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended June 30, 2002, which report appears in the June 30, 2002 Annual Report on Form 10-K of Northwest Bancorp, Inc.

Our report refers to the adoption of Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations," and certain provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.


                                  /s/ KPMG LLP


Pittsburgh, Pennsylvania
September 27, 2002